Exhibit 32.1

STATEMENT OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Spier, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of AG&E Holdings Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2015:

(1)	Fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2)	That the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 28, 2016	By:	/s/ ANTHONY SPIER
Anthony Spier
Chairman, President & Chief Executive Officer
(Principal Executive and Financial Officer)